SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive proxy statement.
[X]  Definitive additional materials.
[ ]  Soliciting material under Rule 14a-12.

                         J.P. Morgan & Co. Incorporated
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:


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This filing contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the merger between Chase and J.P. Morgan, including future financial and operating results, Chase's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of J.P. Morgan's and Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses of Chase and J.P. Morgan will not be combined successfully; the risk that the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or the loss of key employees or may adversely effect relationships with employees and clients; the risk that stockholder or required regulatory approvals of the merger will not be obtained or that adverse regulatory conditions will be imposed in connection with a regulatory approval of the merger; the risk of adverse impacts from an economic downturn; the risks associated with increased competition, unfavorable political or other developments in foreign markets, adverse governmental or regulatory policies, and volatility in securities markets, interest or foreign exchange rates or indices; or other factors impacting operational plans. Additional factors that could cause Chase's and J.P. Morgan's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Reports on Form 10-K of Chase and J.P. Morgan, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov) and in J.P. Morgan's Definitive Proxy Statement referred to below.

J.P. Morgan has filed with the SEC a Definitive Proxy Statement on Schedule 14A relating to the proposed merger. Stockholders are advised to read the definitive proxy statement because it contains important information. Stockholders may obtain a free copy of the definitive proxy statement and other documents filed by Chase and J.P. Morgan with the SEC, at the SEC's internet site (http://www.sec.gov). Copies of the definitive proxy statement and the SEC filings incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY 10017, Attention: Office of the Corporate Secretary (212-270-6000), or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323).


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        [THE FOLLOWING WAS SENT TO EMPLOYEES OF J.P. MORGAN AND CHASE]


December 14, 2000

To all colleagues:

You all should have seen the news release issued this morning about the progress of our merger and the lower fourth-quarter earnings outlook. The current conditions in global capital markets make it a tough environment for our trading businesses. Also to date in the fourth quarter, we experienced declines in values of the public securities held by Chase Capital Partners. Though expenses remain high in the quarter, we are targeting expenses to be flat on a year-over-year basis (including Flemings for full year 2000).

We reported some good news on the merger front, which is progressing even more rapidly than we had anticipated. Estimates of merger synergies have increased, and client reactions continue to be favorable. As an example, our deal teams, at the request of clients, have given 117 joint pitches and won 47 new mandates, which are expected to lead to incremental revenues in excess of $200 million next year. We continue to believe strongly that the merger is about creating long-term value, and we look forward to the momentum that our combined strengths will provide.

Sandy Warner                                                  Bill Harrison




In connection with the proposed transaction, Chase has filed a Registration Statement of Form S-4 with the Securities and Exchange Commission containing a joint proxy statement-prospectus with regard to the proposed merge and J.P. Morgan has filed a Definitive Proxy Statement on Schedule 14A with the SEC that also contains the joint proxy statement-prospectus. Stockholders are advised to read the joint proxy statement-prospectus because it contains important information. Stockholders may obtain a free copy of the joint proxy statement-prospectus and other documents filed by Chase and J.P. Morgan with the SEC, at the SEC's internet site http://www.sec.gov). Copies of the joint proxy statement-prospectus can also be obtained, without charge, by directing a request to The Chase Manhattan Corporation, 270 Park Avenue, New York, NY,
Attention: Office of the Corporate Secretary (212-270-6000) or to J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY 10260, Attention: Investor Relations (212-483-2323).